EXHIBIT 5.1

                         Letterhead of Andrews Kurth LLP

                          1717 Main Street, Suite 3700

                               Dallas, Texas 75201

                                January 25, 2005

VolP, Inc.
12330 SW 53rd Street, Suite 712
Ft. Lauderdale, FL  33330

         Re: Form S-8 Registration Statement relating to the registration of 4,000,000 shares of common stock, $.001 par value of VolP, Inc. pursuant to the 2004 Stock Incentive Plan

Gentlemen:

         We have acted as special Texas counsel for VolP, Inc., a Texas corporation (the "Company"), in connection with a Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), which registers 4,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), to be issued pursuant to the Company's 2004 Stock Option Plan (the "Plan"). In that capacity, we have reviewed the charter and bylaws of the Company, the Registration Statement (including the exhibits thereto), the corporate action taken by the Company that creates the Plan and provides for the issuance of up to 4,000,000 shares of Common Stock pursuant thereto, a Certificate of the Chairman of the Company dated the date hereof as to certain factual matters and such other materials and matters as we have deemed necessary to the issuance of this opinion.

         In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conforming with originals of all documents submitted to us as copies (and the authenticity of the originals of such copes) and that all public records reviewed are accurate and complete. As to certain factual matters, we have relied on the Certificate of the Chairman of the Company and have not independently verified the matters stated therein.

         In rendering the opinions expressed below with respect to the shares, we have assumed that (i) the Articles of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and (ii) the form and terms of any and all options, the issuance thereof by the Company, and the incurrence and performance of the Company's obligations thereunder or in respect thereof in accordance with the terms thereof, will comply with, and will not violate, the Company's Articles of Incorporation or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such shares or options, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. The opinions expressed below are also subject to possible judicial action giving effect to governmental actions or laws affecting creditors' rights.

         Based upon the foregoing and having regard for such legal consideration as we deem relevant, and subject to the comments and exceptions noted below, we are of the opinion and so advise you that assuming (i) the options granted and to be granted in the future, have been or will be, as the case may be, duly granted in accordance with the terms of the Plan and the Company has taken all necessary action to authorize and approve the issuance of such shares pursuant to options, the terms of the offering thereof and related matters, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise options granted under the Plan, (iii) the grant and exercise of options is in accordance with the provisions thereof and in accordance with the provisions of the Plan, and (iv) the consideration for the shares of Common Stock issuable upon the exercise of the options is actually received by the


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Company as provided in the Plan, and such consideration exceeds the par value of such shares and will comply with applicable provisions of the Texas Business Corporation Act and the Texas Constitution regarding the form and amount of consideration for valid issuance of capital stock, then the shares of Common Stock to be issued by the Company pursuant to the Plan have been duly and validly authorized and will be, validly issued, fully paid, and non-assessable.

         For the purposes of the opinions expressed above, we have assumed that, at the time of the issuance and delivery of the shares under Plan options, the Company will be validly existing and in good standing under the law of the State of Texas, it will have full power and authority to execute, deliver and perform its obligations under such Plan, option and/or board resolution, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

         The opinion herein is limited to the laws of the State of Texas and we express no opinion as to the laws of any other jurisdiction. This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any person or entity. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.

                                                     Very truly yours,

                                                     /s/ Andrews Kurth LLP